                                                                   EXHIBIT 10.13

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of April 17, 2000 (this "Agreement"), is entered into by and between 5B TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and LA VISTA INVESTORS LLC, a Delaware limited liability company.

                              W I T N E S S E T H:

     WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

     WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions of this Agreement for an aggregate purchase price of one million dollars ($1,000,000), (i) one thousand (1,000) shares (the "Shares") of the Company's 6% Convertible Series A Preferred Stock, stated value one thousand dollars ($1,000) per share, par value $.01 per share (the "Preferred Stock") which shall be governed by the Certificate of Designations attached hereto as EXHIBIT A (the "Certificate of Designations") and (ii) warrants ("Stock Purchase Warrants") to purchase one hundred thousand (100,000) shares (the "Warrants") of the Company's common stock, par value $.04 per share (the "Common Stock"); and

     WHEREAS, the Series A Preferred Stock shall be convertible into shares of the Company's Common Stock on the terms set forth in the Certificate of Designations, and the Stock Purchase Warrants (which shall be in substantially the form attached as EXHIBIT B) may be exercised for the purchase of Common Stock, on the terms set forth therein.

     NOW, THEREFORE, in consideration of the premises the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   AGREEMENT TO PURCHASE; PURCHASE PRICE

     a. PURCHASE OF SHARES AND WARRANTS. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Shares and the Warrants for an aggregate purchase price of one million dollars ($1,000,000) which shall be payable on the Closing Date (as defined herein) in immediately available funds.

     b. CLOSINGS. The Shares and the Warrants to be purchased by Purchaser hereunder, in definitive form, and in such denominations as Purchaser or its representative, if any, may request upon at least twenty-four hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of Purchaser, against payment by the Purchaser of the aggregate purchase price one million dollars ($1,000,000) therefor by wire transfer to an account of the Company, all at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, New York time on the date hereof, or at such other time and date as Purchaser or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Closing Date."

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

     The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

     a. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and (iii) able to afford the entire loss of its investment in the Shares and the Warrants.

     b. All subsequent offers and sales by the Purchaser of the Shares and the Warrants and the Common Stock issuable upon conversion or exercise of, or in lieu of dividend payments on the Shares and the Warrants, it shall have purchased, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

     c. The Purchaser understands that the Shares and the Warrants are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares and the Warrants.

     d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission (the "Commission"), (B) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

     e. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").

     f. This Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered by the Purchaser; and such agreements, when executed and delivered by the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

     g. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Purchaser of any of the terms or provisions of, or constitute a default under, the organizational documents of the Purchaser, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Purchaser or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Purchaser, its subsidiaries, or any of their properties or assets.

3.   REPRESENTATIONS OF THE COMPANY

          The Company represents and warrants to the Purchaser that:

     a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries, if any, is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.
SCHEDULE 3(a) lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of all such subsidiaries is owned of record and beneficially by the Company or one of the wholly owned subsidiaries.

     b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 17,500,000 shares of Common Stock, par value $.04 per share, of which 2,135,500 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.01 per share of which no shares are outstanding.
SCHEDULE 3(b) sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities, and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock.

     c. CONCERNING THE COMMON STOCK AND THE WARRANTS. The Shares, the Warrants, and Common Stock issuable upon conversion of, or in lieu of dividend payments on the Shares, and upon exercise of the Warrants shall be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. There are currently no preemptive rights of any stockholder of the Company, as such, to acquire the Shares, the Warrants or the Common Stock issuable to the Purchaser pursuant to the terms of the Shares and the Warrants.

     d. REPORTING COMPANY STATUS. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, prior to the offer and sale of the Securities (as defined below). The Common Stock is listed and traded on the NASADQ SmallCap Stock Market, and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

     e. AUTHORIZED SHARES. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the conversion of the Shares and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Shares and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Shares and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.
Section 362 in respect of the conversion of the Preferred Shares. The Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. 362.

         f. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and to issue and deliver the Shares, the Warrants and the Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Shares and the exercise of the Warrants.

         g. TRANSACTION AGREEMENTS. This Agreement, the Registration Rights Agreement, the Certificate of Designations and the Stock Purchase Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a legal, valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

     h. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries or any of their properties or assets. Except as set forth on
SCHEDULE 3(h), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Shares or the Warrants as contemplated by this Agreement, and the shares of Common Stock into which all such securities may be converted or exercised, as applicable, gives rise to any rights, other than those which have been waived or satisfied on or prior to the Closing Date, for or relating to the registration of any shares of the Common Stock.

     i. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

     j. SEC FILINGS. None of the reports or documents filed by the Company with the Commission (the "SEC Documents") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     k. STABILIZATION. Neither the Company, nor any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

     l. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company's SEC Documents, since December 31, 1999, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, outstanding securities or results of operations of the Company and its subsidiaries taken as a whole.

     m. FULL DISCLOSURE. Except as set forth on SCHEDULE 3(m), there is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company, or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this

Agreement (and the schedules thereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

     n. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, sale agreements, encumbrances or charges created in the ordinary course of business.

     o. PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

     p. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

     q. NO DEFAULT. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

     r. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3(r) or disclosed in the Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on December 31, 1999, will be required to be disclosed in the Company's 1999 Annual Report to stockholders.

     s. EMPLOYMENT MATTERS. The Company is in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     t. INSURANCE. The Company maintains property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its Subsidiaries presently in force.

     u. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

     v. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

     w. INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     x. INVESTMENT COMPANY ACT. The Company is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

     y. AGENT FEES. Other (i) the cash payment of $30,000 and issuance of a Stock Purchase Warrant to purchase 6,000 shares of Common Stock to Banyan Investment Advisors, Inc. and (ii) the cash payment of $50,000 and issuance of a Stock Purchase Warrant to purchase

4,000 shares of Common Stock to Institutional Finance Group, Inc., the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.

     z. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Shares and the Warrants, (ii) the issuance of Common Stock in lieu of dividend payments on the Shares, and (iii) the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Preferred Stock or the Stock Purchase Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Preferred Stock or the Stock Purchase Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

     aa. ENVIRONMENTAL MATTERS. Neither the Company and its subsidiaries, nor any predecessor in interest has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries or any predecessor in interest, and no such real property has ever been used (either by the Company and its subsidiaries, any predecessor in interest) as a treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminations, (b) any asbestos or insulation or other material composed of or containing asbestos and (c) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or (d) any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     bb. INTELLECTUAL PROPERTY. Except as set forth in the SEC Documents, to the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the

Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

     A. TRANSFER RESTRICTIONS. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) neither the Shares, the Warrants or the Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Shares or upon exercise of the Warrants, have been, or are being, registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder, or (B) they are transferred pursuant to an exemption from such registration; and (2) any sale of the Shares, the Warrants or the Common Stock issuable upon conversion or exchange thereof (collectively, the "Securities") made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Preferred Stock and the Stock Purchase Warrants.

     B. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

          THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

     C. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

     D. NASDAQ LISTING. The Company agrees and covenants that it will not seek to have the trading of its Common Stock through the NASDAQ SmallCap Market suspended or terminated, will use its best efforts to maintain its eligibility for trading on the NASDAQ Small-Cap Market (including, the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Shares and upon the exercise of the Warrants) and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume. The Company shall promptly provide to the Purchaser copies of any notices it receives from the Nasdaq SmallCap Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

     E. REPORTING STATUS. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     F. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

     G. USE OF PROCEEDS. The Company will use all of the net proceeds from the issuance of the Securities to fund acquisitions and working capital.

     H. RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Shares and the exercise of the Warrants. Accordingly, the Company will use its commercially reasonable efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than the sum of (i) two (2) times the maximum number of shares of Common Stock that could be issuable upon the conversion of the Shares and (ii) the number of shares of Common Stock issuable upon exercise in full of the Warrants.

     I. SALES OF ADDITIONAL SHARES. The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of Common Stock, in each case for a period of two-hundred and seventy (270) days after the date on which a registration statement relating to Common Stock issuable upon conversion of any of the Shares, or the Warrants is declared effective by the Securities and Exchange Commission (the "Lock-Up Period"), except that the Company (i) may issue securities for the aggregate consideration of at least seven million dollars ($7,000,000) in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act (it being acknowledged and agreed that equity line transactions, including, without limitation, ongoing warrant financing or any similar arrangements, shall not constitute a bona fide, firm commitment, underwritten public offering for purposes hereof); (ii) may issue shares of Common Stock which are issued in connection with a bona fide transaction involving the acquisition of another business entity or segment of any such entity by the Company by merger, asset purchase, stock purchase or otherwise; (iii) may issue shares of Common Stock upon the exercise or conversion of currently outstanding options, warrants and other convertible securities identified on Schedule 3(b) hereto; (iv) may issue options to purchase shares of its Common Stock to its directors, officers, employees and consultants in connection with its stock option plans approved by the Board of Directors of the Company ("New Options"); provided, that, during the Lock-Up Period, New Options to purchase not more than 500,000 shares of Common Stock shall vest or become exercisable; and (v) may issue Common Stock in connection with a stock split, stock dividend or similar recapitalization of the Company which affects all holders of the Company's Common Stock on an equivalent basis, in each case, without the prior written consent of the Purchaser. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by clause (ii) (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with financing, acquisition or other transaction that occurred prior or subsequent to the date of this Agreement to be covered by a registration statement that is filed with the Commission or declared effective by the Commission until the later to occur of (A) the expiration of the Lock-Up Period, or (B) the registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least two hundred seventy (270) days (which two hundred seventy (270) day period need not consist of consecutive days).

     J. RIGHT OF FIRST REFUSAL. Subject to Section 4(i), if during the eighteen
(18) month period following the date hereof the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any securities or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered Securities") to a prospective investor (the "Prospective Investor"), the Company shall notify (the "Offer Notice") the Purchaser in accordance with Section 10 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered Securities to the Prospective Investor. If, within the five (5) day period following the Purchaser's receipt of the Offer Notice, the Purchaser delivers a written notice (the "Acceptance Notice") to the Company stating its desire to purchase all of the Offered Securities on the Third Party Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchaser) to the Purchaser at the price and on the terms set forth in the Offer Notice and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor. If the Purchaser does not deliver an Acceptance Notice to the Company in such five (5) day period, then for a period of sixty (60) days following the date of the Offer Notice the Company may sell the Offered Securities to the Prospective Investor on the terms set forth in the Offer Notice.

     K. ADDITIONAL REGISTRATION STATEMENTS. At any time during the period beginning on the date hereof and ending on the first date that follows a period of one hundred eighty (180) consecutive days following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) during which there has been no Blackout Event (as defined in the Registration Rights Agreement) relating to such Registration Statement, the Company agrees that it will not cause any registration statement to be declared effective by the Commission other than (i) any Registration
Statement relating to the Securities, (ii) a Registration Statement on Form S-8 with respect to employee options (provided that such registration statement is for less than 512,500 shares of Common Stock), (iii) a Registration Statement on Form S-1 with respect to the warrants identified on
Schedule 3(b) (provided that such registration statement is for less than 1,562,500 shares of Common Stock) or (iv) a Registration Statement on Form
S-3 with respect to a sale by selling shareholders of shares of Common Stock (provided that such registration statement is for less than 306,000 shares of Common Stock).

     L. STOCKHOLDER APPROVAL. If required in accordance with Nasdaq Rule 4310 or 4460, the Company agrees to use its commercially reasonable efforts (including obtaining any vote of its stockholders required by applicable law or Nasdaq rules) to authorize and approve the issuance of the Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, to the extent that such conversion or issuance results in the issuance of 20% or more of the Company's outstanding Common Stock; provided, however, that the failure to obtain any such stockholder approval shall not limit any of Purchaser's rights hereunder or pursuant to any Primary Document.

     M. RETURN OF CERTIFICATES ON CONVERSION AND STOCK PURCHASE WARRANTS ON EXERCISE. (i) Upon any conversion by Purchaser of less than all of the Shares of Preferred Stock pursuant to the terms of the Certificate of Designations, the Company shall issue and deliver to Purchaser within three (3) days of the Series A Preferred Stock Conversion Date (as defined in the Certificate of Designations), a new certificate or certificates for, as applicable, the total number of shares of Preferred Stock, in each case, which Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by Purchaser).

          (ii) Upon any partial exercise by Purchaser of Stock Purchase Warrants, the Company shall issue and deliver to Purchaser within three (3) days of the date on which such Stock Purchase Warrants are exercised, a new Stock Purchase Warrant or Stock Purchase Warrants representing the number of adjusted Shares covered thereby, in accordance with the terms thereof.

     N. REPLACEMENT CERTIFICATES AND STOCK PURCHASE WARRANTS. (i) The certificate(s) representing the shares of Preferred Stock held by Purchaser shall be exchangeable, at the option of Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of Preferred Stock, as requested by Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

          (ii) The Stock Purchase Warrants will be exchangeable, at the option of Purchaser, at any time and from time to time at the office of the Company, for other Stock Purchase Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Stock Purchase Warrants. No service charge will be made for such transfer or exchange.

     O. BANKRUPTCY WAIVER. In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Shares and the exercise of the Warrants. At the direction of Purchaser, the Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

5. TRANSFER AGENT INSTRUCTIONS

     a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale under the Securities Act of the Common Stock issuable upon conversion of the Shares or the shares of Common Stock issuable upon exercise of the Warrants, will be given by the Company to the transfer agent and that the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Shares or upon exercise of the Warrants, shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably acceptable to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

     b. Purchaser shall exercise its right to convert the Shares or to exercise the Warrants by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within three
(3) business days thereafter the original Notice of Conversion (and the related certificates representing the shares of Preferred Stock, as applicable) or Form of Election to Purchase (and the related original Stock Purchase Warrants) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of any shares of Preferred Stock or upon exercise of any Stock Purchase Warrants (together with the shares of Preferred Stock not so converted or the Stock Purchase Warrants not so exercised) to the Purchaser via express courier as soon as practicable, but in all events no later than three (3) business days after the Conversion Date relating to shares of Preferred Stock or Stock Purchase Warrants (each such delivery date, together with the Dividend Delivery Date referred to in paragraph c below, is referred to herein as a "Delivery Date") and in the event that the Common Stock issuable is subject to an effective registration statement and is in connection with a sale of such shares of Common Stock by the Purchaser (as indicated by the Purchaser in the related Notice of Conversion), such certificate shall not bear a restrictive legend and shall not be subject to a stop transfer order. For purposes of this Agreement, any conversion of the Shares or the exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

     c. The Company will transmit the certificates representing the Common Stock issuable in lieu of dividends payable on any shares of Preferred Stock to the Purchaser via express courier as soon as practicable, but in all events no later than three (3) business days after the dividend payment date applicable to which such Common Stock is delivered (the "Dividend Delivery Date") and in the event that the Common Stock issuable is subject to an effective registration statement and is in connection with a sale of such shares of Common Stock by the Purchaser (as indicated by the Purchaser in the related Notice of Conversion), such certificate shall not bear a restrictive legend and shall not be subject to a stop transfer order.

     d. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of, or in lieu of dividends on, the Shares or upon the exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the applicable Delivery Date.

     e. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date or issuance of such Common Stock via a certificate containing a restrictive legend or stop transfer legend if such shares are subject to an effective registration statement and are being issued in connection with a sale of such shares of Common Stock by the Purchaser (as indicated by the Purchaser in the related Notice of Conversion) could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock or issuance of Common Stock which is subject to an effective registration statement with a restrictive legend or stop transfer order upon conversion of, or in lieu of dividend payments on, the Shares or upon exercise of the Warrants the sum of three thousand dollars ($3,000) per day for each (i) one hundred thousand dollars ($100,000) of aggregate Stated Value (as defined in the Certificate of Designations) amount of Shares, or (ii) twenty-five thousand (25,000) shares of Common Stock purchased upon the exercise of Warrants. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 5 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock, or fails to deliver the related certificate without a restrictive legend or stop transfer order if such shares are subject to an effective registration statement and are being issued in connection with a sale of such shares of Common Stock by the Purchaser (as indicated by the Purchaser in the related Notice of Conversion), within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES AND THE
     WARRANTS.

          The Purchaser understands that the Company's obligation to issue the Shares and the Warrants on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:


     a. The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the Closing Date and the performance by the Purchaser on or before the Closing Date of all covenants and agreements of the Purchaser required to be performed on or before the Closing Date.

     b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES AND THE WARRANTS.

          The Company understands that the Purchaser's obligation to purchase the Shares and the Warrants on the Closing Date is conditioned upon:

     a. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to the Purchaser.

     b. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date.

     c. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Closing Date, in substantially the form as attached in EXHIBIT D.

     d. The Company shall have executed and delivered to the Purchaser (i) a signed counterpart to the Registration Rights Agreement, in the form of EXHIBIT C attached hereto, (ii) the Shares and (iii) the Warrants.

     e. On the Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

     f. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York

Stock Exchange, NASDAQ or the NASDAQ Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

     g. Subject to the limitations in Section 8 below, the Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel).

8. EXPENSES

     The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser and the Purchaser's counsel in connection with the issuance of the Securities payable on the Closing Date up to a maximum of fifteen thousand dollars ($15,000), (b) all expenses in connection with registration or qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses reasonably incurred in securing delivery of the Securities not so delivered.

9. GOVERNING LAW; ADDITIONAL COVENANT AND MISCELLANEOUS

     A. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

     B. OWNERSHIP LIMITATION. The Purchaser may not convert its shares of Preferred Stock or receive shares of Common Stock as payment of accrued dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Purchaser, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the

Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of accrued dividends on, the shares of Preferred Stock held by the Purchaser after application of this Section. Since the Purchaser will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Purchaser or an affiliate thereof, the Purchaser shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Purchaser determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Purchaser. If the Purchaser has delivered a Notice of Conversion for shares of Preferred Stock that, without regard to any other shares that the Purchaser or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the Purchaser of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described in Section G of the Certificate of Designations and, at the option of the Purchaser, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Purchaser. The provisions of this Section may be waived by the Purchaser (but only as to itself and not to any other holder) upon not less than 61 days prior notice to the Corporation.

     C. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     D. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

     E. REPRESENTATION BY COUNSEL. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

     F. VALIDITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

     G. SUCCESSORS, ASSIGNS AND AMENDMENTS. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Shares and the Warrants. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10. NOTICES

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

COMPANY:                           5B Technologies Corporation
                                   One Jericho Plaza
                                   Jericho, New York 11753
                                   Attention:  Glenn Nortman
                                   Tel:  (516) 938-3400
                                   Fax: (516) 938-3995

                                   WITH A COPY TO:

                                   Piper Marbury Rudnick & Wolfe LLP
                                   1251 Avenue of the Americas
                                   New York, New York 10020
                                   Attention:  Danal F. Abrams, Esq.
                                   Tel:  (212) 835-6000
                                   Fax: (212) 835-6001

PURCHASER:                         La Vista Investors LLC
                                   WEC Asset Management LLC
                                   110 Colabaugh Pond Road
                                   Croton-on-Hudson, New York  10520
                                   Attention:  Daniel J. Saks
                                   Tel:  (914) 271-2211
                                   Fax: (914) 817-0889

                                   WITH A COPY TO:

                                   Pryor Cashman Sherman & Flynn LLP
                                   410 Park Avenue, 10th Floor
                                   New York, New York  10022
                                   Attention:  Mark Saks, Esq.
                                   Tel:  (212) 326-0140
                                   Fax:  (212) 326-0806

11. SURVIVAL

     The agreements, covenants representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder.

12. INDEMNIFICATION

     The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Primary Documents, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Shares or Warrants by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         [SIGNATURE PAGE FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.

                                5B TECHNOLOGIES CORPORATION

                                By: /s/ Glenn Nortman
                                   --------------------------------------------
                                     Name:   Glenn Nortman
                                     Title:  Chief Executive Officer


                                LA VISTA INVESTORS LLC
                                By:  WEC Asset Management LLC, Manager


                                By: /s/ Daniel J. Saks
                                   --------------------------------------------
                                     Name:   Daniel J. Saks
                                     Title:  Managing Director

                                  EXHIBIT INDEX

EXHIBIT A                     FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT B                     FORM OF STOCK PURCHASE WARRANT

EXHIBIT C                     FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D                     OPINION OF COUNSEL


                                 SCHEDULE INDEX

SCHEDULE 3(a)                 LIST OF SUBSIDIARIES

SCHEDULE 3(b)                 CAPITALIZATION, DERIVATIVE SECURITIES
                              AND REGISTRATION RIGHTS

SCHEDULE 3(h)                 NON-CONTRAVENTION

SCHEDULE 3(m)                 FULL DISCLOSURE

SCHEDULE 3(r)                 TRANSACTIONS WITH AFFILIATES